Exhibit 99.1

AMAZON.COM ANNOUNCES SECOND QUARTER FINANCIAL RESULTS;

FREE CASH FLOW EXCEEDS $1.5 BILLION

SEATTLE — (BUSINESS WIRE) — July 23, 2009 — Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its second quarter ended June 30, 2009.

Operating cash flow was $1.88 billion for the trailing twelve months, compared with $1.09 billion for the trailing twelve months ended June 30, 2008. Free cash flow increased 89% to $1.54 billion for the trailing twelve months, compared with $0.82 billion for the trailing twelve months ended June 30, 2008.

Common shares outstanding plus shares underlying stock-based awards outstanding totaled 451 million on June 30, 2009, compared with 446 million a year ago.

Net sales increased 14% to $4.65 billion in the second quarter, compared with $4.06 billion in second quarter 2008. Excluding the $227 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 20% compared with second quarter 2008.

Operating income decreased 27% to $159 million in the second quarter, compared with $217 million in second quarter 2008. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $30 million. Second quarter 2009 operating income includes the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed during the quarter. Additionally, second quarter 2008 operating income included a $53 million non-cash gain recognized on the sale of our European DVD rental assets.

Net income decreased 10% to $142 million in the second quarter, or $0.32 per diluted share, compared with net income of $158 million, or $0.37 per diluted share, in second quarter 2008.

“We’re pleased that customers saved more than $900 million with our free shipping offers, including Amazon Prime, over the last year,” said Jeff Bezos, founder and CEO of Amazon.com. “We’re staying heads down focused on providing customers low prices, vast selection, and fast delivery.”

Highlights

•	Amazon.com reduced the price of Kindle, the #1 bestseller in its consumer electronics store, to $299.

•

The Kindle Store offers more than 320,000 books, including 104 of 110 New York Times Best Sellers, more than 6,000 blogs and top U.S. and international newspapers and magazines. The Economist, Foreign Affairs, and PC Magazine join top-selling periodicals in the Kindle Store including The New York Times, The Wall Street Journal, The Washington Post, USA Today, The New Yorker, Time, and Newsweek.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $2.45 billion, up 13% from second quarter 2008.

•

International segment sales, representing the Company’s U.K., German, Japanese, French and Chinese sites, were $2.20 billion, up 16% from second quarter 2008. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, International sales grew 28%.

•	Worldwide Media sales grew 1% to $2.44 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter sales grew 7%.

•

Worldwide Electronics & Other General Merchandise sales grew 35% to $2.07 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter sales grew 41%.

•	Sellers utilizing Fulfillment by Amazon more than tripled compared to second quarter 2008, and the service has shipped more items year-to-date than in all of 2008.

•	Amazon launched its MP3 music service in France, offering more than 8 million DRM-free songs from all four major labels and hundreds of independent labels that can be played on any MP3 player.

•

The Company launched a beta version of Amazon Wireless (amazonwireless.com), a new website offering cell phones and service plans, hassle-free rebates and FREE Two-Day Shipping on a broad selection of phones initially from AT&T and Verizon Wireless.

•

Amazon Web Services (AWS) launched a public beta of the following new features to make using the Amazon Elastic Compute Cloud (Amazon EC2) even easier for developers: Amazon CloudWatch, a web service for monitoring AWS cloud resources; Auto Scaling for automatically growing and shrinking Amazon EC2 capacity based on demand; and Elastic Load Balancing for distributing incoming traffic across Amazon EC2 compute instances.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of July 23, 2009 and exclude Zappos.com, Inc. financial results. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below.

Third Quarter 2009 Guidance

•	Net sales are expected to be between $4.75 billion and $5.25 billion, or to grow between 11% and 23% compared with third quarter 2008.

•

Operating income is expected to be between $120 million and $210 million, or between 22% decline and 36% growth compared with third quarter 2008. This guidance includes approximately $95 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent filings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Computers & Office; Electronics; Home & Garden; Grocery, Health & Beauty; Toys, Kids & Baby; Apparel, Shoes & Jewelry; Sports & Outdoors; and Tools, Auto & Industrial.

Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Examples of the services offered by Amazon Web Services are Amazon Elastic Compute Cloud (Amazon EC2), Amazon Simple Storage Service (Amazon S3), Amazon Elastic Block Store, Amazon SimpleDB, Amazon Simple Queue Service (Amazon SQS), Amazon Flexible Payments Service (Amazon FPS), Amazon Mechanical Turk and Amazon CloudFront.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, and www.amazon.cn.

As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008	2009	2008
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$1,701	$1,496	$2,769	$2,539	$1,548	$1,004

OPERATING ACTIVITIES:
Net income	142	158	319	301	663	588
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	84	70	171	134	323	259
Stock-based compensation	85	73	152	127	300	232
Other operating expense (income), net	60	(45)	71	(39)	86	(32)
Gains on sales of marketable securities, net	—	—	(2)	(3)	(1)	(3)
Other expense (income), net	(14)	9	(12)	7	(53)	10
Deferred income taxes	6	(10)	7	(29)	30	(128)
Excess tax benefits from stock-based compensation	(20)	(43)	(70)	(106)	(122)	(304)
Changes in operating assets and liabilities:
Inventories	(23)	(35)	84	113	(261)	(341)
Accounts receivable, net and other	16	(25)	183	115	(149)	(197)
Accounts payable	56	116	(1,073)	(886)	625	562
Accrued expenses and other	(6)	62	(128)	(63)	182	394
Additions to unearned revenue	207	87	413	165	696	300
Amortization of previously unearned revenue	(125)	(70)	(232)	(134)	(441)	(252)

Net cash provided by (used in) by operating activities	468	347	(117)	(298)	1,878	1,088

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(78)	(69)	(133)	(130)	(336)	(272)
Acquisitions, net of cash acquired, and other	(19)	(44)	(35)	(400)	(129)	(452)
Sales and maturities of marketable securities and other investments	378	181	692	452	1,545	777
Purchases of marketable securities and other investments	(560)	(369)	(951)	(750)	(1,877)	(987)

Net cash provided by (used in) investing activities	(279)	(301)	(427)	(828)	(797)	(934)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	20	43	70	106	122	304
Common stock repurchased	—	—	—	—	(100)	—
Proceeds from long-term debt and other	2	7	6	60	44	139
Repayments of long-term debt and capital lease obligations	(25)	(36)	(368)	(60)	(663)	(96)

Net cash provided by (used in) financing activities	(3)	14	(292)	106	(597)	347

Foreign-currency effect on cash and cash equivalents	49	(8)	3	29	(96)	43

Net increase (decrease) in cash and cash equivalents	235	52	(833)	(991)	388	544

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,936	$1,548	$1,936	$1,548	$1,936	$1,548

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$2	$1	$28	$47	$43	$70
Cash paid for income taxes	23	15	34	23	64	37
Fixed assets acquired under capital leases and other financing arrangements	19	52	37	67	118	121
Fixed assets acquired under build-to-suit leases	61	13	117	17	173	31
Conversion of debt	—	473	—	473	132	474

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$4,651	$4,063	$9,541	$8,198
Cost of sales	3,518	3,096	7,260	6,275

Gross profit	1,133	967	2,281	1,923

Operating expenses (1):
Fulfillment	409	361	831	715
Marketing	129	102	257	205
Technology and content	299	258	575	492
General and administrative	77	74	145	135
Other operating expense (income), net (2)	60	(45)	71	(39)

Total operating expenses	974	750	1,879	1,508

Income from operations	159	217	402	415

Interest income	8	20	20	46
Interest expense	(7)	(21)	(19)	(43)
Other income (expense), net	19	(8)	24	(3)

Total non-operating income (expense)	20	(9)	25	—

Income before income taxes	179	208	427	415

Provision for income taxes	(39)	(46)	(108)	(108)
Equity-method investment activity, net of tax	2	(4)	—	(6)

Net income	$142	$158	$319	$301

Basic earnings per share	$0.33	$0.38	$0.74	$0.72

Diluted earnings per share	$0.32	$0.37	$0.73	$0.70

Weighted average shares used in computation of earnings per share:
Basic	431	420	430	419

Diluted	440	430	438	428

(1) Includes stock-based compensation as follows:
Fulfillment	$20	$16	$35	$27
Marketing	5	4	9	6
Technology and content	46	40	82	71
General and administrative	14	13	26	23

(2)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets. Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed during the quarter.

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
North America
Net sales	$2,451	$2,168	$5,030	$4,294
Cost of sales	1,779	1,609	3,664	3,166

Gross profit	672	559	1,366	1,128
Direct segment operating expenses (1)	547	463	1,091	902

Segment operating income	$125	$96	$275	$226

International
Net sales	$2,200	$1,895	$4,511	$3,904
Cost of sales	1,739	1,487	3,596	3,109

Gross profit	461	408	915	795
Direct segment operating expenses (1)	282	259	565	518

Segment operating income	$179	$149	$350	$277

Consolidated
Net sales	$4,651	$4,063	$9,541	$8,198
Cost of sales	3,518	3,096	7,260	6,275

Gross profit	1,133	967	2,281	1,923
Direct segment operating expenses	829	722	1,656	1,420

Segment operating income	304	245	625	503
Stock-based compensation	(85)	(73)	(152)	(127)
Other operating income (expense), net (2)	(60)	45	(71)	39

Income from operations	159	217	402	415
Total non-operating income, net	20	(9)	25	—
Provision for income taxes	(39)	(46)	(108)	(108)
Equity-method investment activity, net of tax	2	(4)	—	(6)

Net income	$142	$158	$319	$301

Segment Highlights:
Y/Y net sales growth:
North America	13%	35%	17%	33%
International	16	47	16	46
Consolidated	14	41	16	39
Y/Y gross profit growth:
North America	20%	29%	21%	29%
International	13	52	15	45
Consolidated	17	38	19	35
Y/Y segment operating income growth:
North America	30%	17%	22%	35%
International	20	80	27	57
Consolidated	24	49	24	46
Net sales mix:
North America	53%	53%	53%	52%
International	47	47	47	48

(1)	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.
(2)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets. Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed during the quarter.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
North America
Media	$1,148	$1,148	$2,454	$2,354
Electronics and other general merchandise	1,187	920	2,359	1,746
Other	116	100	217	194

Total North America	2,451	2,168	5,030	4,294

International
Media	$1,294	$1,258	$2,712	$2,596
Electronics and other general merchandise	882	611	1,756	1,265
Other	24	26	43	43

Total International	2,200	1,895	4,511	3,904

Consolidated
Media	$2,442	$2,406	$5,166	$4,950
Electronics and other general merchandise	2,069	1,531	4,115	3,011
Other	140	126	260	237

Total Consolidated	$4,651	$4,063	$9,541	$8,198

Y/Y Net Sales Growth:
North America:
Media	0%	25%	4%	23%
Electronics and other general merchandise	29	52	35	49
Other	16	38	12	39
Total North America	13	35	17	33

International:
Media	3%	38%	4%	36%
Electronics and other general merchandise	45	68	39	69
Other	(8)	140	1	100
Total International	16	47	16	46

Consolidated:
Media	1%	31%	4%	29%
Electronics and other general merchandise	35	58	37	57
Other	11	52	10	47
Total Consolidated	14	41	16	39

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	12%	25%	15%	23%
Electronics and other general merchandise	60	52	55	54
Other	10	121	22	85
Total International	28	34	28	32

Consolidated:
Media	7%	25%	10%	23%
Electronics and other general merchandise	41	52	44	51
Other	15	49	13	45
Total Consolidated	20	35	22	33

Consolidated Net Sales Mix:
Media	52%	59%	54%	60%
Electronics and other general merchandise	45	38	43	37
Other	3	3	3	3

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	June 30, 2009	December 31, 2008	June 30, 2008
	(unaudited)		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,936	$2,769	$1,548
Marketable securities	1,276	958	832
Inventories	1,325	1,399	1,107
Accounts receivable, net and other	584	827	586
Deferred tax assets	183	204	163

Total current assets	5,304	6,157	4,236
Fixed assets, net	981	854	651
Deferred tax assets	118	145	284
Goodwill	451	438	400
Other assets	821	720	751

Total assets	$7,675	$8,314	$6,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,508	$3,594	$1,963
Accrued expenses and other	1,128	1,152	1,253

Total current liabilities	3,636	4,746	3,216
Long-term debt	109	409	433
Other long-term liabilities	674	487	443

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 448, 445 and 440
Outstanding shares — 432, 428 and 426	4	4	4
Treasury stock, at cost	(600)	(600)	(500)
Additional paid-in capital	4,321	4,121	3,794
Accumulated other comprehensive income (loss)	(58)	(123)	6
Accumulated deficit	(411)	(730)	(1,074)

Total stockholders’ equity	3,256	2,672	2,230

Total liabilities and stockholders’ equity	$7,675	$8,314	$6,322

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Y/Y % Change
Cash Flows and Shares

Operating cash flow — trailing twelve months (TTM)	$1,088	$1,275	$1,697	$1,757	$1,878	73%

Purchases of fixed assets (incl. internal-use software & website development) — TTM	$272	$305	$333	$326	$336	23%

Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$816	$970	$1,364	$1,431	$1,542	89%
Free cash flow — TTM Y/Y growth	16%	21%	16%	82%	89%	N/A

Common shares and stock-based awards outstanding	446	448	446	447	451	1%
Common shares outstanding	426	429	428	429	432	1%
Stock-based awards outstanding	20	19	18	17	19	(4)%
Stock-based awards outstanding — % of common shares outstanding	4.6%	4.5%	4.2%	4.0%	4.4%	N/A

Results of Operations

Worldwide (WW) net sales	$4,063	$4,264	$6,704	$4,889	$4,651	14%
WW net sales — Y/Y growth, excluding F/X	35%	28%	24%	25%	20%	N/A
WW net sales — TTM	$17,133	$18,135	$19,166	$19,921	$20,509	20%
WW net sales — TTM Y/Y growth, excluding F/X	35%	33%	28%	27%	24%	N/A

Gross profit	$967	$999	$1,348	$1,148	$1,133	17%
Gross profit — Y/Y growth, excluding F/X	32%	29%	20%	27%	23%	N/A
Gross margin — % of WW net sales	23.8%	23.4%	20.1%	23.5%	24.4%	N/A
Gross profit — TTM	$3,855	$4,092	$4,270	$4,462	$4,628	20%
Gross profit — TTM Y/Y growth, excluding F/X	32%	31%	26%	26%	24%	N/A
Gross margin — TTM % of WW net sales	22.5%	22.6%	22.3%	22.4%	22.6%	N/A

Operating income (1)	$217	$154	$272	$244	$159	(27)%
Operating margin — % of WW net sales	5.3%	3.6%	4.1%	5.0%	3.4%	N/A
Operating income — TTM (1)	$808	$840	$842	$887	$829	3%
Operating income — TTM Y/Y growth, excluding F/X	52%	36%	27%	30%	13%	N/A
Operating margin — TTM % of WW net sales	4.7%	4.6%	4.4%	4.5%	4.0%	N/A

Net income (1)	$158	$118	$225	$177	$142	(10)%
Net income per diluted share	$0.37	$0.27	$0.52	$0.41	$0.32	(12)%
Net income — TTM (1)	$588	$627	$645	$679	$663	13%
Net income per diluted share — TTM	$1.38	$1.46	$1.49	$1.56	$1.52	10%

Segments

North America Segment:
Net sales	$2,168	$2,302	$3,631	$2,578	$2,451	13%
Net sales — Y/Y growth, excluding F/X	35%	29%	18%	22%	13%	N/A
Net sales — TTM	$9,166	$9,680	$10,228	$10,681	$10,963	20%
Gross profit	$559	$586	$781	$694	$672	20%
Gross margin — % of North America net sales	25.8%	25.5%	21.5%	26.9%	27.4%	N/A
Gross profit — TTM	$2,286	$2,412	$2,495	$2,620	$2,733	20%
Gross margin — TTM % of North America net sales	24.9%	24.9%	24.4%	24.5%	24.9%	N/A
Operating income	$96	$88	$130	$150	$125	30%
Operating margin — % of North America net sales	4.4%	3.8%	3.6%	5.8%	5.1%	N/A
Operating income — TTM	$458	$468	$445	$464	$494	8%
Operating income — TTM Y/Y growth, excluding F/X	46%	26%	11%	5%	8%	N/A
Operating margin — TTM % of North America net sales	5.0%	4.8%	4.4%	4.4%	4.5%	N/A

International Segment:
Net sales	$1,895	$1,962	$3,073	$2,311	$2,200	16%
Net sales — Y/Y growth, excluding F/X	34%	28%	31%	28%	28%	N/A
Net sales — TTM	$7,967	$8,455	$8,938	$9,240	$9,546	20%
Net sales — TTM % of WW net sales	47%	47%	47%	46%	47%	N/A
Gross profit	$408	$413	$567	$454	$461	13%
Gross margin — % of International net sales	21.5%	21.1%	18.5%	19.6%	20.9%	N/A
Gross profit — TTM	$1,569	$1,680	$1,775	$1,842	$1,895	21%
Gross margin — TTM % of International net sales	19.7%	19.9%	19.9%	19.9%	19.9%	N/A
Operating income	$149	$143	$229	$172	$179	20%
Operating margin — % of International net sales	7.9%	7.3%	7.4%	7.4%	8.1%	N/A
Operating income — TTM	$550	$594	$648	$692	$722	31%
Operating income — TTM Y/Y growth, excluding F/X	47%	41%	42%	52%	49%	N/A
Operating margin — TTM % of International net sales	6.9%	7.0%	7.3%	7.5%	7.6%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Y/Y % Change
Segments (continued)

Consolidated Segments:
Operating expenses	$722	$768	$989	$826	$829	15%
Operating expenses — TTM	$2,847	$3,030	$3,177	$3,306	$3,412	20%
Operating income	$245	$231	$359	$322	$304	24%
Operating margin — % of consolidated sales	6.0%	5.4%	5.4%	6.6%	6.5%	N/A
Operating income — TTM	$1,008	$1,062	$1,093	$1,156	$1,216	21%
Operating income — TTM Y/Y growth, excluding F/X	49%	35%	28%	28%	29%	N/A
Operating margin — TTM % of consolidated net sales	5.9%	5.9%	5.7%	5.8%	5.9%	N/A

Supplemental North America Segment Net Sales:
Media	$1,148	$1,245	$1,751	$1,305	$1,148	0%
Media — Y/Y growth, excluding F/X	24%	15%	8%	9%	0%	N/A
Media — TTM	$5,071	$5,235	$5,350	$5,450	$5,449	7%
Electronics and other general merchandise	$920	$950	$1,733	$1,172	$1,187	29%
Electronics and other general merchandise — Y/Y growth, excluding F/X	52%	51%	30%	42%	29%	N/A
Electronics and other general merchandise — TTM	$3,714	$4,033	$4,430	$4,776	$5,043	36%
Electronics and other general merchandise — TTM % of North America net sales	41%	42%	43%	45%	46%	N/A
Other	$100	$107	$147	$101	$116	16%
Other — TTM	$381	$412	$448	$455	$471	24%

Supplemental International Segment Net Sales:
Media	$1,258	$1,249	$1,889	$1,418	$1,294	3%
Media — Y/Y growth, excluding F/X	25%	18%	22%	17%	12%	N/A
Media — TTM	$5,299	$5,537	$5,734	$5,814	$5,849	10%
Electronics and other general merchandise	$611	$690	$1,156	$874	$882	45%
Electronics and other general merchandise — Y/Y growth, excluding F/X	52%	48%	46%	50%	60%	N/A
Electronics and other general merchandise — TTM	$2,590	$2,832	$3,110	$3,330	$3,603	39%
Electronics and other general merchandise — TTM % of International net sales	33%	33%	35%	36%	38%	N/A
Other	$26	$23	$28	$19	$24	(8)%
Other — TTM	$78	$86	$94	$96	$94	20%

Supplemental Worldwide Net Sales:
Media	$2,406	$2,494	$3,640	$2,723	$2,442	1%
Media — Y/Y growth, excluding F/X	25%	17%	15%	13%	7%	N/A
Media — TTM	$10,370	$10,772	$11,084	$11,264	$11,298	9%
Electronics and other general merchandise	$1,531	$1,640	$2,889	$2,046	$2,069	35%
Electronics and other general merchandise — Y/Y growth, excluding F/X	52%	49%	36%	46%	41%	N/A
Electronics and other general merchandise — TTM	$6,304	$6,865	$7,540	$8,106	$8,646	37%
Electronics and other general merchandise — TTM % of WW net sales	37%	38%	39%	41%	42%	N/A
Other	$126	$130	$175	$120	$140	11%
Other — TTM	$459	$498	$542	$551	$565	23%

Balance Sheet

Cash and marketable securities (2)	$2,625	$2,572	$4,035	$3,025	$3,504	33%

Inventory, net — ending	$1,107	$1,315	$1,399	$1,266	$1,325	20%
Inventory — average inventory % of TTM net sales	5.9%	6.3%	6.4%	6.2%	6.3%	N/A
Inventory turnover, average — TTM	13.0	12.4	12.2	12.5	12.4	(5)%

Fixed assets, net	$651	$731	$854	$889	$981	51%

Accounts payable days — ending	58	63	62	57	65	12%

Other

WW shipping revenue	$186	$191	$266	$190	$185	0%
WW shipping costs	$314	$323	$508	$358	$332	6%
WW net shipping costs	$128	$132	$242	$168	$147	14%
WW net shipping costs — % of WW net sales	3.2%	3.1%	3.6%	3.4%	3.1%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	18,400	20,500	20,700	20,600	21,000	14%

(1)	Q2 2008 includes a $53 million non-cash gain recognized on the sale of our European DVD rental assets. Q2 2009 includes the impact of our settlement with Toysrus.com LLC for $51 million, substantially all of which was expensed during the quarter.
(2)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $245 million Q2 2008, $248 million Q3 2008, $308 million Q4 2008 and $295 million Q1 2009, $292 million Q2 2009.

Amazon.com, Inc.

Certain Definitions and Other

Segment Reporting

•

We present segment information for North America and International. We measure operating results of our segments using an internal performance measure of direct segment operating expenses that excludes stock-based compensation and other operating expense, each of which is not allocated to segment results. Other centrally incurred operating costs are fully allocated to segment results. Our operating results, particularly for the International segment, are affected by movements in foreign exchange rates.

•

The North America segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through North America-focused websites such as www.amazon.com and www.amazon.ca. This segment includes export sales from www.amazon.com and www.amazon.ca.

•

The International segment consists of amounts earned from retail sales of consumer products (including from sellers) and subscriptions through internationally focused websites such as www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr and www.amazon.cn. This segment includes export sales from these internationally based sites (including export sales from these sites to customers in the U.S. and Canada), but excludes export sales from www.amazon.com and www.amazon.ca.

•

We provide supplemental sales information within each segment for three categories: Media, Electronics and Other General Merchandise, and Other. Media consists of amounts earned from retail sales from all sellers in categories such as books, movies, music, digital downloads, software and video games (including game consoles). Electronics and Other General Merchandise consists of amounts earned from retail sales from all sellers of items in categories not included in Media, such as electronics and computers, devices, home and garden, toys, kids and baby, grocery, apparel, shoes and jewelry, health and beauty, sports and outdoors, tools, and auto and industrial. Other consists of non-retail activities, such as the Amazon Enterprise Solutions program, Amazon Web Services, and miscellaneous marketing and promotional activities, such as our co-branded credit card programs.

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer’s initial order is shipped or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions (including www.amazon.cn customers), Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide — such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca and www.amazon.cn, as well as Amazon.com-owned items sold through non-Amazon.com domains, such as books, music and movie items ordered from Amazon.com’s store at www.target.com. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Cash Flows and Return on Invested Capital

•	Free cash flow is cash flow from operations reduced by purchases of fixed assets, including internal-use software and website development.

•	SFAS 123(R) requires the reporting of tax benefits relating to excess stock-based compensation deductions as financing cash flows.

•	Return on invested capital is trailing twelve month free cash flow divided by average total assets less current liabilities (excluding current portion of our long-term debt) over five quarter ends.

Net Sales

•

Revenue is generally recorded gross for sales of our own inventory and net for sales by other sellers. Amounts paid in advance for subscription services, including amounts received for Amazon Prime and other membership programs, are deferred and recognized as revenue over the subscription term. For our products with multiple elements, where a standalone value for each element cannot be established, we recognize the revenue and related cost over the estimated economic life of the product.

Cost of Sales

•

Cost of sales consists of the purchase price of consumer products and content sold by us, inbound and outbound shipping charges, packaging supplies, and costs incurred in operating and staffing our fulfillment and customer service centers on behalf of other businesses.

Fulfillment

•

Fulfillment costs relate to variable costs corresponding with sales volume and inventory levels; our mix of product sales; payment processing and related transaction costs, including mix of payment methods and costs from our guarantee for certain seller transactions; and costs from expanding fulfillment capacity.

Marketing

•	Marketing consists primarily of online advertising, including through our Associates program, sponsored search, portal advertising, e-mail campaigns, and other initiatives.

Technology and Content

•

Technology and content expenses consist principally of payroll and related expenses for employees involved in application development, category expansion, editorial content, buying, merchandising selection and systems support, as well as costs associated with the compute, storage and telecommunications infrastructure.

•	A significant majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.

Contacts:

Amazon.com Investor Relations	Amazon.com Public Relations
Rob Eldridge, 206/266-2171, ir@amazon.com	Patty Smith, 206/266-7180
www.amazon.com/ir